UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 2, 2016

CEB Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34849	52-2056410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 North Lynn Street, Arlington, Virginia	22209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (571) 303-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2016, the Board of Directors of CEB Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee, expanded the size of the Board of Directors from eight to nine members and unanimously elected Kathleen A. Corbet to fill the vacancy. Ms. Corbet was also appointed to the Audit Committee. Ms. Corbet is principal of Cross Ridge Capital, LLC (“Cross Ridge”), a firm she founded in 2008.

In connection with Ms. Corbet’s election as a director, she is to receive an award of Restricted Stock Units valued at $135,000 pursuant to the Company’s 2012 Stock Incentive Plan. The grant date of the award will be April 11, 2016, and the award will vest annually in four equal increments. Ms. Corbet will also be entitled to receive the annual cash compensation payable to the Company’s non-employee directors, as described in the Company’s definitive proxy statement for the 2015 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on April 30, 2015.

Ms. Corbet was not selected as a director pursuant to any arrangement or understanding between her and any other person. There are no related person transactions between the Company and Ms. Corbet required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On March 2, 2016, the Company issued a press release announcing the election of Ms. Corbet to the Company’s Board of Directors. A copy of the Company’s press release is attached hereto and furnished as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	CEB Inc.’s press release announcing the election of director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEB Inc.
(Registrant)
Date: March 3, 2016

	By:	/s/ Richard S. Lindahl
Richard S. Lindahl
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	CEB Inc.’s press release announcing the election of director.